Exhibit 5.15

CONSENT OF METAL MINING CONSULTANTS INC.

Ladies and Gentlemen:

The undersigned hereby consents to (1) the references to the undersigned’s name included or incorporated by reference in the Registration Statement on Form F-10 of GoldMining Inc. in connection with the report entitled “NI 43-101 Technical Report, GoldMining Inc., La Mina Project, Antioquia, Republic of Colombia” dated July 6, 2021, and (2) all other references to the undersigned included or incorporated by reference in the Registration Statement on Form F-10 of GoldMining Inc.

Dated: October 27, 2021

METAL MINING CONSULTANTS INC.

By: /s/ Scott E. Wilson
Name: Scott E. Wilson, C.P.G., SME-RM
Title: President